CUSIP No.	523234102
Exhibit 1
JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)
The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.
Date: March 19, 2010

GREAT HILL INVESTORS, LLC
By:	/s/ Christopher S. Gaffney
	Name:	Christopher S. Gaffney
	Title:	A Manager

GREAT HILL EQUITY PARTNERS III, LP
By:	Great Hill Partners GP III, LP, its General Partner

By:	GHP III, LLC, its General Partner

By:	/s/ Christopher S. Gaffney
	Name:	Christopher S. Gaffney
	Title:	A Manager

GREAT HILL PARTNERS GP III, LP
By:	GHP III, LLC, its General Partner

By:	/s/ Christopher S. Gaffney
	Name:	Christopher S. Gaffney
	Title:	A Manager

GHP III, LLC
By:	/s/ Christopher S. Gaffney
	Name:	Christopher S. Gaffney
	Title:	A Manager

/s/ Christopher S. Gaffney
Christopher S. Gaffney

Page 18 of 19 pages

CUSIP No.	523234102

/s/ John G. Hayes
John G. Hayes

/s/ Matthew T. Vettel
Matthew T. Vettel

/s/ Stephen F. Gormley
Stephen F. Gormley

Page 19 of 19 pages